CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated June 3, 2002, which incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-7496 and 811-4764) of Dreyfus Premier Municipal Bond Fund.






                                         ERNST & YOUNG LLP

 New York, New York
 August 19, 2002